EXHIBIT 10.1

CAMECO CORPORATION EMPLOYEE SHARE OWNERSHIP PLAN FOR EMPLOYEES OF NON-CANADIAN PARTICIPATING AFFILIATES

CAMECO CORPORATION

EMPLOYEE SHARE OWNERSHIP PLAN

FOR EMPLOYEES OF NON-CANADIAN

PARTICIPATING AFFILIATES

(The Non-Canadian ESOP)

Amendment and Restatement Effective January 1, 2014

SECTION 1

DEFINITIONS & INTERPRETATION

1.1	Definitions

For the purpose of the Plan:

“Account” means any account held in the name of a Participant recording Shares purchased with Participant Contributions or Company Contributions.

“Base Contributions” means the contributions made to the Plan by an Employer as described in Section 5.1.

“Business Day” means a day on which the relevant Stock Exchange is open for business.

“Cameco” means Cameco Corporation.

“Catch-Up Form” means the forms relating to a Participant’s election to make and/or receive contributions to the Plan pursuant to Section 4.6(b), 5.1(c) or 5.2(b), as applicable, in such form (including, for greater certainty, on-line or web-based forms) as may be prepared by Cameco or the Plan Administrator from time to time.

“Company Contributions” means contributions made to the Plan by an Employer pursuant to Section 5, and includes both Base Contributions and Matching Contributions.

“Company Contributions Account” means the account held in the name of a Participant recording Shares purchased with Company Contributions.

“Eligible Earnings” means the regular remuneration, including base salary, shift premium, shift differential, vacation pay and payment for overtime received by the Participant from the Employer, but excludes all bonuses and honorariums.

“Eligible Employee” means each employee of an Employer, other than an Executive, who is employed outside Canada, including, for greater certainty, all permanent full-time, part-time or temporary employees, whether or not unionized.

“Employer” means in relation to a Participant, Cameco, Inc., Cameco Australia Pty Ltd., Power Resources, Inc. and Crow Butte Resources, Inc. and any other entity controlling, controlled by or under common control with Cameco designated by the Board of Directors of Cameco from time to time as being entitled to participate and that does participate in the Plan.

“Enrolment/Change Form” means the enrolment/change forms in such form (including, for greater certainty, on-line or web-based forms) as may be prepared by the Plan Administrator from time to time.

“Executive” means any officer or any other employee of an Employer designated in writing by the Cameco officer responsible for human resources policies and programs as being ineligible to participate in the Plan.

“Legal Representative” means the executor(s) appointed under a deceased’s will or a duly appointed administrator or trustee of a deceased’s estate.

“Matching Contributions” means the contributions made to the Plan by an Employer as described in Section 5.2.

“Notional Earnings” means the rate of annual Eligible Earnings that a Participant on one of the following unpaid leaves was paid immediately prior to commencement of the period of the unpaid leave:

(a)	any disability or workers’ compensation leave;

(b)	any period of a statutorily protected leave (including maternity leave, parental leave and compassionate care leave) during which the Participant is not receiving remuneration from the Employer; and

(c)	such other periods of unpaid leave as approved by the Employer.

“Participant” means an Eligible Employee who participates in the Plan. For purposes of Sections 9.5, 9.6, 9.7, 9.8, and 9.9, “Participant” also means a person who was previously an Eligible Employee who participated in the Plan and whose Accounts have not yet been closed in accordance with Section 9.5, 9.6 or 9.7, as applicable.

“Participant Contributions” means contributions made to the Plan by Participants, if any, pursuant to Section 4.

“Participant Contributions Account” means the account held in the name of a Participant recording Shares purchased with Participant Contributions.

“Pay Period” means the pay period that applies to a Participant, based upon the Employer’s pay system (e.g., bi-weekly, semi-monthly, etc.).

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, agency, and where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.

“Plan” means this employee share ownership plan, as it may be amended from time to time.

“Plan Administrator” means any such corporation or entity appointed by Cameco from time to time to administer the Plan on behalf of Cameco.

“Plan Year” means the period of twelve calendar months commencing on January 1 and ending on December 31 of each year, or such other period as may be determined by Cameco.

“Restricted Shares” means Shares in a Participant’s Account purchased with Company Contributions and which have not become Unrestricted Shares in accordance with Section 8.4.

“Retirement” means the retirement of the Participant from employment with the Employer in accordance with the retirement policies of the Employer.

“Service” means a Participant’s uninterrupted period of service with Cameco and all of its subsidiaries and affiliates, including the Employer. Service may include an authorized leave of absence, and shall include 1) any period of statutorily protected leave (including maternity leave, parental leave and compassionate care leave), 2) a period of paid leave, 3) periods where the Participant is in receipt of benefits from a short-term or long-term disability plan sponsored by Cameco or one of its subsidiaries or affiliates, and 4) any period of absence due to injury in respect of which the Participant is entitled to workers’ compensation benefits. Where an individual is re-hired within thirty (30) days of terminating employment with Cameco or one of its subsidiaries or affiliates, the period between the termination date and the re-hire date shall be treated as an unpaid leave of absence and there shall be no break in Service.

“Shares” means previously issued common shares of Cameco which are traded through the facilities of the Stock Exchange.

“Stock Exchange” means, unless otherwise determined by Cameco, the New York Stock Exchange.

“Suspension/Recommencement Form” means the forms relating to a Participant’s election to not participate in the Plan pursuant to Section 3.1, or to cease or recommence receipt of Base Contributions to the Plan pursuant to Section 5.1(b), in such form (including, for greater certainty, on-line or web-based forms) as may be prepared by Cameco or the Plan Administrator from time to time.

“Unrestricted Shares” means (i) all Shares in a Participant’s Account purchased with Participant Contributions and dividends paid thereon, and (ii) all the Shares purchased with Company Contributions and dividends paid thereon that have met the holding period requirement in Section 8.4.

“Withdrawal/Termination Form” means the withdrawal/termination forms in such form (including, for greater certainty, on-line or web-based forms) as may be prepared by the Plan Administrator from time to time.

1.2	Interpretation

(a)	Words importing the singular number may be construed to extend to and include the plural number and words importing the plural number may be construed to extend to and include the singular number.

(b)	Except where the context clearly requires otherwise, reference to the male gender will include the female gender, and vice-versa.

(c)	This Plan is created under and is to be governed, construed and administered in accordance with the laws of the State of New York applicable therein.

(d)	Whenever the Employer is to exercise discretion in the administration of the terms and conditions of this Plan, the term “discretion” means the sole and absolute discretion of Cameco.

(e)	Unless otherwise specified, all references to money amounts are to Canadian currency.

SECTION 2

ESTABLISHMENT OF THE PLAN

2.1	Purpose

The purpose of this Plan is to provide Eligible Employees with an opportunity to participate in the ownership of Cameco on an ongoing basis through purchases of Shares.

2.2	Effective Date of the Plan

The Plan shall become effective on January 1, 2007 or on such other date as Cameco may determine, subject to the satisfaction of all securities, regulatory or other relevant legal requirements in any jurisdiction in which the Plan is to be effective.

2.3	Government Regulations

The terms and conditions of this Plan, including the acquisition, sale and delivery of Shares, are subject to compliance with all applicable laws, regulatory requirements and approvals.

SECTION 3

PARTICIPATION AND ENROLMENT

3.1	Enrolment in Plan

Each Eligible Employee hired prior to January 1, 2007 shall be enrolled as a Participant in the Plan effective as at the later of January 1, 2007 and the first day of the month coincident with or next following the date on which the Eligible Employee completes six (6) months of Service unless the Eligible Employee delivers a completed Suspension/Recommencement Form to the Employer within the time period prescribed by the Employer.

Each Eligible Employee hired after January 1, 2007 shall be enrolled as a Participant in the Plan effective as at the first day of the month coincident with or next following the date on which the Eligible Employee completes six (6) months of Service unless the Eligible Employee delivers a completed Suspension/Recommencement Form to the Employer within the time period prescribed by the Employer.

3.2	Voluntary Participation

Participation in the Plan is voluntary. Through participation in the Plan, Participants acknowledge that Cameco and the Employer are not making any representations or warranties as to the value of Shares at any time, nor recommending to employees as to whether or not they should participate in the Plan.

SECTION 4

PARTICIPANT CONTRIBUTIONS TO THE PLAN

4.1	Amount of Contributions

(a)	To make contributions to the Plan (and receive corresponding Matching Contributions), an Eligible Employee must complete and deliver an Enrolment/Change Form to the Plan Administrator. Participant Contributions to the Plan will commence as soon as practicable once the completed Enrolment/Change Form has been received and processed by both the Plan Administrator and the Employer.

(b)	Subject to Section 4.1(a), a Participant may contribute, via payroll deduction or, where applicable, in accordance with Section 4.6(b), a percentage of his or her Eligible Earnings to a maximum of six percent (6%) (based on whole percentages) for the purchase of Shares under the Plan. The Participant shall indicate the percentage amount of his or her Participant Contributions on the Enrolment/Change Form.

(c)	For greater certainty, in the event that the Eligible Earnings of a Participant vary at any time in the course of a Plan Year, the dollar amount of the Participant’s Participant Contributions shall be automatically adjusted in accordance with the selected percentage of the Participant’s Eligible Earnings that the Participant previously elected to contribute to the Plan, as set out in the applicable Enrolment/ Change Form.

(d)	Eligible Employees who choose not to join the Plan and Participants who do not elect to make Participant Contributions upon enrolling in the Plan may elect to commence participation in the Plan and/or begin making Participant Contributions, as applicable, by completing an Enrolment/Change Form and delivering such form to the Plan Administrator. Enrolment in the Plan and/or the commencement of Participant Contributions, as applicable, will be effected as soon as practicable once the completed Enrolment/Change Form has been received and processed by both the Plan Administrator and the Employer.

4.2	Continuing Contributions

Subject to Section 4.5, Participant Contributions via payroll deductions shall continue so long as a Participant continues to receive Eligible Earnings. Should a Participant cease to receive Eligible Earnings from time to time, payroll deductions of Participant Contributions will cease; Participant Contributions shall resume following the receipt of Eligible Earnings.

4.3	No Retroactive Contributions

Except as provided for in Section 4.6(b), a Participant may not make retroactive Participant Contributions to the Plan, unless Cameco determines otherwise.

4.4	No Lump Sum Contributions

Except as provided for in Section 4.6(b), a Participant may not make lump sum Participant Contributions to the Plan, unless Cameco determines otherwise.

4.5	Changes to a Participant’s Contribution Levels

Subject to Section 4.1, a Participant may change the percentage amount of his or her Eligible Earnings directed to his or her Participant Contributions Account up to four (4) times per Plan Year (including any change to suspend Participant Contributions or recommence Participant Contributions) by completing an Enrolment/Change Form and delivering such form to the Plan Administrator. Any such change(s) will be implemented as soon as practicable once the completed Enrolment/Change Form has been received and processed by the Plan Administrator and the Employer, as applicable.

4.6	Leaves of Absence

(a)	Subject to Sections 4.1 and 4.2, a Participant shall continue to make Participant Contributions during any leave of absence for which the Participant continues to receive Eligible Earnings unless and until the Participant provides the Plan Administrator with a subsequent Enrolment/Change Form as contemplated in Section 4.5.

(b)	If a Participant ceases to receive Eligible Earnings during any leave of absence, his or her Participant Contributions will cease and shall resume following the Participant’s receipt of Eligible Earnings. Upon resumption of receipt of Eligible Earnings, the Participant may elect to make Participant Contributions to the Plan in respect of the period in which no Eligible Earnings were received, to a maximum of one (1) full year, by completing and delivering a Catch-Up Form to the Employer within the time period prescribed by the Employer. The amount of a Participant’s “catch-up” Participant Contributions shall not exceed six percent (6%) of the Participant’s Notional Earnings for the period in which no Eligible Earnings were received (to a maximum of one (1) full year). Such “catch-up” contributions must be made within six (6) months of the Participant’s resumption of receipt of Eligible Earnings and may be made in one (1) lump sum or in two (2) instalments.

4.7	Remittance of Participant Contributions

Participant Contributions withheld through payroll deduction by the Employer in each Pay Period shall be remitted by the Employer to the Participant’s Participant Contributions Account as soon as practicable, but in any event not later than the fifth (5th) Business Day following the date such withholding is effected.

4.8	Use of Funds

Subject to Section 10.5, all Participant Contributions shall be allocated to the Participant’s Participant Contributions Account and shall be invested solely in Shares.

SECTION 5

COMPANY CONTRIBUTIONS TO THE PLAN

5.1	Base Contributions

(a)	Subject to Sections 5.1(b) and (c) the Employer shall make, on an annual basis, in respect of each Participant who works a full-time work schedule, Base Contributions of $1,000.00 (Canadian Dollars). The Employer shall make such contribution rateably each Pay Period through the course of the Plan Year. For example, the Employer will make, in respect of each Participant who is paid biweekly, a contribution of $38.46 (Canadian Dollars) each Pay Period.

Base Contributions shall be pro-rated for each Participant who works less than a full-time work schedule (based on the percentage of a full-time work schedule worked by such a Participant), and for each Participant who enrols or terminates participation in the Plan during the Plan Year (based on the number of full Pay Periods in which the Participant participated in the Plan during the Plan Year).

Notwithstanding the foregoing, for the 2014 Plan Year, Base Contributions shall be doubled in respect of those Participants who meet the following criteria: (1) are non-management employees who are currently eligible for overtime pay from their Employer, and (2) who received a grant of stock options in 2013 under the Stock Option Plan of Cameco Corporation but did not and will not receive stock options under the Stock Option Plan of Cameco Corporation or restricted share units under the Cameco Corporation Restricted Share Unit Plan in 2014.

(b)	One (1) time in each Plan Year a Participant may elect to have the Employer cease making Base Contributions to the Plan on behalf of the Participant by completing and delivering a Suspension/Recommencement Form to the Employer. Base Contributions to the Plan will cease as soon as practicable once such Suspension/Recommencement Form has been received and processed by both the Plan Administrator and the Employer.

If a Participant elects to have the Employer cease making Base Contributions to the Plan on behalf of the Participant pursuant to this Section 5.1(b), no Base Contributions will be made to the Participant’s Account until the Participant makes a subsequent election to have the Employer recommence making Base Contributions to the Plan pursuant to Section 5.1(a) by completing and delivering a Suspension/Recommencement Form to the Employer within the time period prescribed by the Employer. Base Contributions to the Plan will recommence as soon as practicable once such Suspension/Recommencement Form has been received and processed by both the Plan Administrator and the Employer.

For greater certainty, no “catch-up” Base Contributions will be made by the Employer in respect of a Participant for any period during which Base Contributions are suspended pursuant to this Section 5.1(b).

(c)	Base Contributions made by an Employer under Section 5.1(a) shall cease for any period during which a Participant is on an unpaid leave of absence and is not in receipt of Eligible Earnings and shall resume following the Participant’s receipt of Eligible Earnings. Upon resumption of Eligible Earnings, the Participant may elect to have the Employer make “catch-up” Base Contributions to the Plan by completing and delivering a Catch-Up Form to the Employer within the time prescribed by the Employer. The amount of such “catch-up” Base Contributions shall be calculated in accordance with Section 5.1(a) above based on the period in which no Eligible Earnings were received by the Participant, to a maximum of $1,000.00 (Canadian Dollars). Such “catch-up” contributions must be made within six (6) months of the Participant’s resumption of receipt of Eligible Earnings and may be made in one (1) lump sum or in two (2) instalments.

5.2	Matching Contributions

(a)	During any Pay Period in which a Participant has made Participant Contributions to the Plan, the Employer shall remit Matching Contributions to the Participant’s Company Contributions Account equal to fifty percent (50%) of the amount of the Participant’s Participant Contributions during such period, to a maximum of one and one-half percent (1 1⁄2%) of the Participant’s Eligible Earnings during such period.

(b)	If a Participant returns from a leave of absence during which no Eligible Earnings were received and elects to make “catch-up” Participant Contributions in respect of such period pursuant to Section 4.6(b), the Participant may elect to have the Employer make “catch-up” Matching Contributions to the Plan by completing and delivering a Catch-Up Form to the Employer within the time period prescribed by the Employer. The amount of such “catch-up” Matching Contributions shall be equal to fifty percent (50%) of the amount of the Participant’s “catch-up” Participant Contributions, to a maximum of one and one-half percent (1 1⁄2%) of the Participant’s Notional Earnings for the period in which no Eligible Earnings were received (to a maximum of one (1) full year). Such “catch-up” contributions must be made within six (6) months of the Participant’s resumption of receipt of Eligible Earnings and may be made in one (1) lump sum or in two (2) instalments. For greater certainty, a Participant who has been on an unpaid leave of absence and chooses not to make a “catch-up” Participant Contributions pursuant to Section 4.6(b) (following the Participant’s resumption of receipt of Eligible Earnings) shall not be eligible to receive Matching Contributions under this Section 5.2 with respect to the Participant’s period of unpaid leave of absence.

5.3	Use of Funds

Subject to Section 10.5, all Company Contributions shall be allocated to the Participant’s Company Contributions Account and shall be invested solely in Shares.

SECTION 6

PARTICIPANT ACCOUNTS

6.1	Plan Accounts

The Plan Administrator shall receive from the Employer and hold on behalf of the Participants, the Participant Contributions made in accordance with Section 4 and the Company Contributions made in accordance with Section 5. Participant Contributions, Company Contributions, and the Shares acquired therewith and any dividends thereon, from the date of receipt by the Plan Administrator, shall be held, invested, managed, administered and dealt with on behalf of the Participants by the Plan Administrator pursuant to the terms of the Plan.

6.2	Allocations to Participant Accounts

The Plan Administrator shall maintain a Participant Contributions Account and a Company Contributions Account for each Participant.

The Plan Administrator shall credit to each Participant’s Participant Contributions Account his or her Participant Contributions and the Shares purchased therewith along with all dividends received on Shares credited to such Participant’s Participant Contributions Account, and all realized capital gains and capital losses in respect of such Shares for the year.

The Plan Administrator shall credit to each Participant’s Company Contributions Account the Company Contributions made on his or her behalf and the Shares purchased therewith along with all dividends received on Shares credited to such Participant’s Company Contributions Account, and all realized capital gains and capital losses in respect of such Shares for the year.

SECTION 7

INVESTMENT

7.1	Purchase of Shares

(a)	The Plan Administrator shall use Participant Contributions and Company Contributions to purchase Shares on behalf of the Participants;

(b)	The Plan Administrator will cause the purchase of the requisite number of Shares as soon as practicable after receipt of any Participant Contributions or Company Contributions, as determined by the Plan Administrator;

(c)	Once purchased, the Shares will be allocated to the appropriate Accounts in proportion to the contributions made by or in respect of each Participant;

(d)	To the extent set forth in Section 10.5, Participants will be responsible for the payment of all brokerage commissions or similar fees incurred in connection with such purchases.

7.2	Limit on Purchases

Notwithstanding the provisions of Section 7.1, the Plan Administrator, in its discretion, may limit the daily volume of its purchases of Shares or make such purchases over several trading days to the extent that such action is deemed by it to be necessary to avoid disrupting the market price for Shares or is otherwise in the best interests of Participants.

Should Shares be purchased by the Plan Administrator during any given Pay Period at different prices, the Plan Administrator shall establish an average weighted purchase price, for all purchases of Shares during the relevant Pay Period, and such average weighted purchase price shall be used for the allocation of the Shares to applicable Participants during the Pay Period.

7.3	Rights of Ownership

All Shares purchased by the Plan Administrator on behalf of Participants pursuant to this Plan shall be held for the benefit of Participants in accordance with the terms hereof. Subject to Section 7.5, all rights and privileges with respect to Shares, including voting rights, shall be exercised by Participants through the Plan Administrator, and all dividends shall be credited to Participants’ Accounts.

7.4	Beneficial Ownership

At the time of purchase by the Plan Administrator, all Participants shall acquire beneficial ownership of any Shares and of any fractional interest in Shares acquired for their Accounts. Notwithstanding any other provisions of this Plan, no fractional common share certificates will be issued.

7.5	Dividends

In the event a cash dividend is paid to holders of Shares, the aggregate amount of the cash dividend paid in respect of Shares held in a Participant’s Account, net of applicable taxes and other transaction costs, shall be applied to purchase Shares for the benefit of the Participant and Sections 7.2 to 7.4 shall apply to such purchases, mutatis mutandis.

7.6	Shares Acquired at end of a Plan Year

Participant Contributions and Company Contributions made prior to or on the last business day of a Plan Year shall be allocated to Participants’ Accounts in such Plan Year. For purposes of Section 8.4, Shares purchased with such contributions shall be deemed to be purchased in the same Plan Year that contributions were allocated to a Participants’ Accounts, regardless of the date on which Shares were purchased and settled.

SECTION 8

WITHDRAWALS/SALES OF SHARES

8.1	Sale of Shares

Subject to Section 8.3, upon delivery to the Plan Administrator of a completed Withdrawal/Termination Form, a Participant may direct the Plan Administrator to sell some or all of the Unrestricted Shares in his/her Account(s). Upon such sale the Plan Administrator shall pay to the Participant an amount equal to the net proceeds from the sale of such Shares. Any fees applicable to the sale of Shares shall be paid by the Participant and withheld from settlement of the sale by the Plan Administrator.

Notwithstanding the foregoing, the Plan Administrator will not transfer, deliver or sell through the facilities of the Stock Exchange any fraction of an Unrestricted Share pursuant to this Section 8.1. Instead, if a Participant elects to sell a fraction of an Unrestricted Share pursuant to this Section 8.1, the Plan Administrator will pay the Participant an amount equal to such fraction multiplied by the closing price of a Share on the Stock Exchange on the Business Day prior to the date on which the fraction of an Unrestricted Share held in the Participant’s Accounts is withdrawn.

Any fees applicable to the sale of Shares shall be paid by the Participant and withheld from settlement of the sale by the Plan Administrator.

8.2	Withdrawal of Shares

Subject to Section 8.3, upon delivery to the Plan Administrator of a completed Withdrawal/Termination Form, a Participant may direct the Plan Administrator to withdraw some or all of the Unrestricted Shares in his/her Account(s). The Plan Administrator shall transfer the Shares that have been withdrawn by means of delivering one or more share certificates to the Participant or by transferring Shares to the Participant’s brokerage account, as specified by the Participant in the Withdrawal/Termination Form.

Notwithstanding the foregoing, the Plan Administrator will not transfer, deliver or sell any fraction of an Unrestricted Share pursuant to this Section 8.2. Instead, if a Participant elects to withdraw a fraction of an Unrestricted Share pursuant to this Section 8.2, the Plan Administrator will pay the Participant an amount equal to such fraction multiplied by the closing price of a Share on the Stock Exchange on the Business Day prior to the date on which the fraction of an Unrestricted Share held in the Participant’s Accounts is withdrawn, less applicable fees.

Any fees applicable to the withdrawal of Shares and the payment in respect of a fractional Share shall be payable by the Participant and withheld from settlement by the Plan Administrator.

8.3	Restriction on Sale and Withdrawal

A Participant may not direct the Plan Administrator to sell or withdraw any Restricted Shares.

A Participant may not sell or withdraw Unrestricted Shares from the Plan more frequently than two (2) times per Plan Year.

8.4	Holding Period

Shares purchased with Company Contributions prior to January 1, 2013 and Shares purchased with dividends paid on such Shares, shall become Unrestricted Shares on January 1st of the second Plan Year following the date on which such Shares were purchased. For example, Shares purchased with Company Contributions in 2007 shall become Unrestricted Shares on January 1, 2009. Shares purchased with Company Contributions on and after January 1, 2013, and Shares purchased with dividends paid on such Shares, shall become Unrestricted Shares one year following the contribution date. For example, Shares purchased with Company Contributions on January 1, 2013 shall become Unrestricted Shares on January 1, 2014.

8.5	Compliance with Securities Laws

Any sale, withdrawal or other transfer of Shares pursuant to the Plan may only be made in compliance with applicable securities laws and rules of the applicable Stock Exchange.

SECTION 9

TERMINATION OF EMPLOYMENT AND RETIREMENT

9.1	Termination With or Without Cause

In the event that the employment of a Participant is terminated with or without cause, such Participant’s participation in the Plan shall be terminated on the date that the Employer provides the Participant with notice of termination. Upon receiving notification of a Participant’s termination of employment from the Employer, the Plan Administrator shall close the Participant’s Account in accordance with Section 9.5.

9.2	Resignation

In the event that a Participant resigns from employment, such Participant’s participation in the Plan shall be terminated on the Participant’s last date of active employment with the Employer. Upon receiving notification of a Participant’s resignation of employment from the Employer, the Plan Administrator shall close the Participant’s Account in accordance with Section 9.5.

9.3	Retirement

In the event of Retirement, a Participant’s participation in the Plan will be terminated effective on the Participant’s last date of active employment with the Employer. On Retirement all Restricted Shares held in the Participant’s Account shall immediately become Unrestricted Shares. Upon receiving notification of a Participant’s Retirement from the Employer, the Plan Administrator shall close the Participant’s Account in accordance with Section 9.6.

9.4	Death of a Participant

A Participant’s participation in the Plan will be terminated effective on the date of the Participant’s death and in such circumstances, all Restricted Shares held in the Participant’s Account shall immediately become Unrestricted Shares. Upon receiving notification of such event from the Employer, the Plan Administrator shall close the Participant’s Account in accordance with Section 9.7.

The terms of this Section 9.4 will also apply if a Participant dies after termination of employment or resignation but prior to the date on which his or her Accounts have been closed pursuant to Section 9.5.

9.5	Account Closure on Termination With or Without Cause or Resignation

Upon the termination of a Participant’s participation in the Plan pursuant to Section 9.1 or 9.2, in accordance with the Participant’s election, as set out in the completed Withdrawal/Termination Form delivered to the Plan Administrator, the Plan Administrator shall: (i) transfer and deliver one or more share certificates representing some or all of the Unrestricted Shares in the Participant’s Accounts, to the Participant; (ii) transfer some or all of the Unrestricted Shares in the Participant’s Accounts to the Participant’s brokerage account; or (iii) sell some or all of the

Unrestricted Shares in the Participant’s Accounts through the facilities of the Stock Exchange. If the Participant fails to deliver a completed Withdrawal/Termination Form to the Plan Administrator for all of the Unrestricted Shares within ninety (90) days after the Employer has sent the Participant the notice described in Section 9.9, for those Shares in respect of which a valid election has not been provided, the Participant shall be deemed to have elected to receive the Shares in accordance with clause (i) above and such Shares shall be sent to the Participant’s last known address.

Restricted Shares shall remain in a Participant’s Accounts until becoming Unrestricted Shares pursuant to Section 8.4. Once such Restricted Shares become Unrestricted Shares, in accordance with the Participant’s election, as set out in a completed Withdrawal/Termination Form delivered to the Plan Administrator, the Plan Administrator shall: (i) transfer and deliver one or more share certificates representing some or all of the Unrestricted Shares in the Participant’s Accounts to the Participant; (ii) transfer some or all of the Unrestricted Shares in the Participant’s Accounts to the Participant’s brokerage account; or (iii) sell some or all of the Unrestricted Shares in the Participant’s Accounts through the facilities of the Stock Exchange. If the Participant fails to deliver a completed Withdrawal/Termination Form to the Plan Administrator for all of the Unrestricted Shares within ninety (90) days after the applicable Shares become Unrestricted Shares for those Shares in respect of which a valid election has not been provided, the Participant shall be deemed to have elected to receive the Shares in accordance with clause (i) above and such Shares shall be sent to the Participant’s last known address.

Notwithstanding the foregoing, the Plan Administrator will not transfer, deliver or sell through the facilities of the Stock Exchange any fraction of an Unrestricted Share payable pursuant to this Section 9.5. Instead, if a fraction of an Unrestricted Share is payable pursuant to this Section 9.5, the Plan Administrator will pay the Participant an amount equal to such fraction multiplied by the closing price of a Share on the Stock Exchange on the Business Day prior to the date on which the fraction of an Unrestricted Share payable pursuant to this Section 9.5 is withdrawn from the Participant’s Account.

As soon as all Shares in a Participant’s Accounts have been transferred or sold and any payment for fractional Shares has been made, the Plan Administrator will close the Participant’s Accounts.

9.6	Account Closure on Retirement

Upon the termination of a Participant’s participation in the Plan pursuant to Section 9.3, in accordance with the Participant’s election, as set out in the completed Withdrawal/Termination Form delivered to the Plan Administrator, the Plan Administrator shall: (i) transfer and deliver one or more share certificates representing some or all of the Shares in the Participant’s Accounts to the Participant; (ii) transfer some or all of the Shares in the Participant’s Accounts to the Participant’s brokerage account; or (iii) sell some or all of the Shares in the Participant’s Accounts through the facilities of the Stock Exchange. If a Participant fails to deliver a completed Withdrawal/Termination Form to the Plan Administrator for all of the Shares within ninety (90) days after the Employer has sent the Participant the notice described in Section 9.9, for those Shares in respect of which a valid election has been not provided, the Participant shall be deemed to have elected to receive the Shares in accordance with clause (i) above and such Shares shall be sent to the Participant’s last known address.

Notwithstanding the foregoing, the Plan Administrator will not transfer, deliver or sell through the facilities of the Stock Exchange any fraction of a Share payable pursuant to this Section 9.6. Instead, if a fraction of a Share is payable pursuant to this Section 9.6 the Plan Administrator will pay the Participant an amount equal to such fraction multiplied by the closing price of a Share on the Stock Exchange on the Business Day prior to the date on which the fraction of a Share payable pursuant to this Section 9.6 is withdrawn from the Participant’s Account.

As soon as all Shares have been transferred or sold and any payment for fractional Shares has been made, the Plan Administrator will close the Participant’s Accounts.

9.7	Account Closure on Death

Upon the termination of a Participant’s participation in the Plan pursuant to Section 9.4, in accordance with Legal Representative’s election, as set out in the completed Withdrawal/ Termination Form delivered to the Plan Administrator, the Plan Administrator shall: (i) transfer and deliver one or more share certificates representing some or all of the Shares in the Participant’s Account to the Legal Representative; (ii) transfer some or all of the Shares in the Participant’s Account to a brokerage account outside of the Plan established by the Legal Representative; or (iii) sell some or all of the Shares in the Participant’s Account through the facilities of the Stock Exchange.

Notwithstanding the foregoing, the Plan Administrator will not transfer, deliver or sell through the facilities of the Stock Exchange any fraction of a Share payable from a Participant’s Account pursuant to this Section 9.7. Instead, if a fraction of a Share held in a Participant’s Account is payable pursuant to this Section 9.7, the Plan Administrator will pay to the Participant’s Legal Representatives an amount equal to such fraction multiplied by the closing price of a Share on the Stock Exchange on the Business Day prior to the date on which the fraction of a Share payable pursuant to this Section 9.7 is withdrawn from the Participant’s Account.

As soon as all Shares are transferred or sold and any payment for fractional Shares has been made, the Plan Administrator will close the deceased Participant’s Accounts.

9.8	Delivery of Shares

The transfer and delivery of the Shares or payment of the proceeds of sale, as the case may be, and any payment in respect of a fractional Share shall be effected as soon as practicable after the Plan Administrator receives notification of the election or deemed election by the Participant or the Participant’s Legal Representative or beneficiary, as applicable. Any fees applicable to the issuance of share certificates, electronic transfer of Shares, a sale transaction, or payment in respect of a fractional Share, as applicable, will be payable by the Participant, or the Participant’s estate or beneficiary, as applicable, and shall be withheld from settlement by the Plan Administrator.

9.9	Letter of Termination of Participation in the Plan

The Employer shall send a written letter of confirmation of termination from the Plan to the Participant as soon as practicable following the Participant’s termination of employment, resignation or retirement, as applicable.

SECTION 10

ADMINISTRATION OF THE PLAN

10.1	Responsibility for Plan Administration and Interpretation

The Plan Administrator will be responsible for the administration of the Plan in accordance with the terms hereof.

Notwithstanding the foregoing, Cameco will be responsible for the interpretation of the provisions of the Plan. Cameco’s determinations and actions under this Plan are final, conclusive and binding on Participants and all other Persons.

10.2	Maintenance of Records

The Plan Administrator will maintain records of the Plan Accounts in the name of each Participant and all transactions with respect to such Plan Accounts, including a record of whole and fractional Shares allocated, the dates of allocation and the price at which such allocations are made, and shall hold, for a period mutually agreed upon by Cameco and the Plan Administrator, all forms of authorization and designation, as specified by Cameco from time to time, submitted by Eligible Employees and Participants.

10.3	Plan Administrator

(a)	Cameco may retain a Plan Administrator to assist in the administration of the Plan and/or a custodian, broker(s) or other agent(s) to assist with any transactions involving Shares. References in the Plan to the duties and responsibilities of the Plan Administrator shall be read to include the duties and responsibilities of such custodian, broker(s) and/or other agent(s) as may be appointed by Cameco from time to time.

(b)	Cameco may at any time remove the Plan Administrator, custodian, broker(s) or agent(s) and appoint a successor or successors for any reason whatsoever.

10.4	Rules and Procedure

Cameco may from time to time adopt rules and procedures in respect of the administration of the Plan, provided that all such rules and procedures shall be consistent with the provisions of the Plan as in effect from time to time. Cameco may from time to time alter or amend any such rules or procedures. The rules and procedures shall be binding on all Participants and all other Persons in respect of whom such rules and procedures are applicable.

10.5	Costs and Expenses

(a) Cameco and/or the Employer shall pay the costs and fees associated with the general administration of the Plan.

(b) Notwithstanding Section 10.5(a) or any other provision of the Plan, all brokerage fees and any other fees and expenses incurred by the Plan Administrator in relation to any purchase of Shares or sale or withdrawal of Shares by a Participant shall be the responsibility of the Participant (or the Participant’s estate or beneficiary, as applicable). The Plan Administrator shall be authorized to deduct from the Participant’s Accounts, all fees and expenses authorized by this Section 10.5(b).

10.6	Participant Statements

Each Participant shall receive from the Plan Administrator an annual statement (or at such other times and frequency as may be determined by Cameco), which statement shall contain such information in respect of such Participant’s Accounts, as Cameco may determine from time to time or as otherwise may be required by law to the extent applicable to such Participant.

10.7	Reports and Voting Rights

The Plan Administrator shall furnish or cause to be furnished to each Participant who has Shares allocated to the Participant’s Account a copy of all notices sent to shareholders in respect of shareholder meetings at which the Shares are entitled to be voted and shall request from each such Participant instructions as to the voting at such meeting of the aggregate number of the Participant’s whole Shares allocated to the Participant’s Account on the record date for voting purposes of such meeting. If the Participant furnishes such instructions to the Plan Administrator or such third party designated by the Plan Administrator on a timely basis, the Plan Administrator shall vote such number of whole Shares in accordance with the instructions of the Participant. If the Participant fails to furnish timely instructions to the Plan Administrator, the Plan Administrator shall not vote the Participant’s whole Shares. The Plan Administrator shall not vote any fractional Shares allocated to Participant Accounts and shall not vote any Shares not allocated to Participant Accounts as of the record date. The Plan Administrator shall keep confidential the voting instructions of the Participants and shall not disclose the same to Cameco except to the extent required by law.

10.8	Participant Information

Each Participant shall provide the Employer and/or the Plan Administrator, as applicable, with all information (including personal information) required by the Employer and/or the Plan Administrator, as applicable, in order to administer to the Plan. Each Participant acknowledges that information required by the Employer and/or Plan Administrator in order to administer the Plan may be disclosed to other third parties in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Employer and/or the Plan Administrator to make such disclosure on the Participant’s behalf.

SECTION 11

PLAN AMENDMENT AND TERMINATION

11.1	Plan Amendment

Cameco reserves the right to amend the Plan, in whole or in part, at any time at its sole discretion without the consent of Participants, provided that no such amendment shall have the effect of reducing the number of Shares held in each Participant’s Account as of the date of amendment.

11.2	Plan Termination

Cameco reserves the right to terminate the Plan at any time, in which event Participants’ rights will be governed by Section 9.6 as if each Participant’s Retirement had all occurred on the date of the termination of the Plan.

SECTION 12

MARKET FLUCTUATION

Cameco makes no representations or warranties to Participants with respect to the Plan or the Shares whatsoever. Cameco shall not indemnify any Participant under the Plan against loss resulting from fluctuations in the price of Shares. Participants are expressly advised that all Participant Contributions and Company Contributions will be invested in Shares and the value of any Shares held in the Plan will fluctuate as the trading price of the Shares fluctuates.

In participating in the Plan a Participant agrees to accept all risks associated with a decline in the market price of Shares and all other risks associated with the holding of Shares. No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the market price of Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

SECTION 13

TAXES

Participants are responsible for taxes incurred due to participation in the Plan.

SECTION 14

NO TRADING ON UNDISCLOSED INFORMATION

Participants are reminded that Cameco’s Securities Trading and Reporting Standard prohibits them from trading in Shares based upon undisclosed material information respecting Cameco.

SECTION 15

GENERAL PROVISIONS

15.1	Participant’s Agreement to be Bound by Plan Terms

Participation in the Plan by any Participant shall be construed as acceptance by the Participant of the terms and conditions of the Plan and all rules and procedures adopted hereunder and as amended from time to time.

15.2	No Additional Rights to Employment

(a)	Nothing in this Plan or in the opportunity to participate in this Plan shall confer upon any Participant or Eligible Employee any right to continue employment with an Employer, or interfere in any way with the right of an Employer to terminate the Participant’s or Eligible Employee’s employment at any time.

(b)	Nothing in this Plan or the Participant’s opportunity to participate in this Plan shall be construed to provide the Participant or Eligible Employee with any rights whatsoever to participate or to continue participation in this Plan, or to compensation or damages in lieu of participation or the right to participate in this Plan upon the loss of his or her office or the termination of the Participant’s or Eligible Employee’s employment for any reason whatsoever with the Employer.

15.3	No Assignment

Except as may otherwise be specifically provided by applicable law, no right of a person under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt by anyone to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void.

If, notwithstanding the foregoing or any other provision of the Plan, a Participant is deprived by applicable law of interests in Shares or ceases to retain beneficial interest in the Shares, then all rights under the Plan will cease forthwith and no further Shares will be allocated under the Plan to that Participant.

15.4	Share Certificates

Share certificates, if issued pursuant to any provision of the Plan, shall bear any legend that is necessary or is deemed advisable in order to comply with applicable securities laws of any applicable jurisdiction, including legends referring to restrictions on transfer in any jurisdiction.

15.5	Discretionary Relief

Notwithstanding any other provision of the Plan, Cameco may, at its sole discretion, waive any condition of the Plan if specific individual circumstances warrant such waiver.

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page

SECTION 14
NO TRADING ON UNDISCLOSED INFORMATION		25

SECTION 15
GENERAL PROVISIONS		26
15.1	Participant’s Agreement to be Bound by Plan Terms	26
15.2	No Additional Rights to Employment	26
15.3	No Assignment	26
15.4	Share Certificates	26
15.5	Discretionary Relief	26

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